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                                                                      Exhibit 21

                        Northway Financial, Inc.
                     1999 Annual report on Form 10-K
                     Subsidiaries of the Registrant


                                                      Jurisdiction of
Name of Significant Subsidiary       % Owned           Incorporation

Berlin City Bank                       100             United States

Pemigewasset National Bank             100             United States